Series Number: 4
For the Period Ending 6/30/13

48)           Class I & III
           First $250 million 1.500%
Next $250 million 1.200%
Next $500 million 1.100%
Over $1 billion 1.000%

Class II & IV
First $250 million 1.400%
Next $250 million 1.100%
Next $500 million 1.000%
Over $1 billion 0.900%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                3,431
2. Dividends for a second class of open-end company shares
Class II                                923
Class III                                14
Class IV                                24

73A)           1. Dividends from net investment income
Class I                                           $0.1629
2. Dividends from a second class of open-end company shares
Class II                                $0.1490
Class III                                $0.1629
Class IV                                $0.1490

74U)           1. Number of shares outstanding (000's omitted)
Class I                                20,850
2. Number of shares outstanding of a second class of open-end company shares    (000's omitted)
Class II                                5,993
Class III                                88
Class IV                                153

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.16
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.15
Class III                                           $9.16
Class IV                                           $9.16

Series Number: 5
For period ending 6/30/13

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
                                Class I                3,620
            2.  Dividends for a second class of open-end company shares
                                Class II                                                                3,895
        Class III                                           66

73A)           1. Dividends from net investment income
                                Class I                                                                 $0.0687
           2. Dividends for a second class of open-end company shares
                                Class II                                                                $0.0636
        Class III                                           $0.0687

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                           52,826
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                              Class II                                 60,998
        Class III                                            981

74V)           1. Net asset value per share (to nearest cent)
                              Class I                                $7.54
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $7.55
        Class III                                           $7.54

Series Number: 6
For period ending 6/30/13

72DD)                      1. Total income dividends for which record date passed during the period
                               Class I                                                      2,711
           2. Dividends for a second class of open-end company shares
       Class II                                155
                             Class III                                53

73A)           1. Dividends from net investment income
                               Class I                                                      $0.0881
2. Dividends for a second class of open-end company shares
                             Class II                                $0.0791
                             Class III                                $0.0881

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                30,683
           2. Number of shares outstanding of a second class of open-end company shares
            (000's omitted)
                              Class II                                1,974
                                Class III                                                                672

74V)           1. Net asset value per share (to nearest cent)
                             Class I                                $7.96
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $7.97
                                Class III                                                                $7.97

Series Number: 7
For period ending 6/30/13

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                183
2. Dividends for a second class of open-end company shares
Class II                                861
Class III                                2

73A)           1. Dividends from net investment income
Class I                                           $0.0653
2. Dividends from a second class of open-end company shares
Class II                                $0.0481
Class III                                $0.0653

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                           2,726
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class II                                 17,102
        Class III                                            36

74V)           1. Net asset value per share (to nearest cent)
                              Class I                                $11.81

2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $11.66
        Class III                                           $11.79

Series Number: 8
For period ending 6/30/13

48)           Class I                      1.000%
Class II                      0.900%

Series Number: 9
For period ending 6/30/13

48)           Class I
First $1 billion 0.900%
Next $4 billion 0.800%
Over $5 billion 0.700%

Class II
First $1 billion 0.800%
Next $4 billion 0.700%
Over $5 billion 0.600%

Series Number: 10
For period ending 6/30/13

48)           Class I        1.000%
Class II       0.900%

Series Number: 12
For period ending 6/30/13

48)           Class I                      1.000%
Class II                      0.900%